EXHIBIT 99.1

Steelcase Reports Third Quarter Results

Momentum in the Americas Continues

GRAND RAPIDS, Mich., Dec. 19, 2012 (GLOBE NEWSWIRE) -- Steelcase Inc. (NYSE:SCS) today reported third quarter revenue of $727.2 million and net income of $23.6 million, or $0.19 per share. Excluding restructuring costs, adjusted earnings were $0.22 per share. Revenue and earnings per share were in-line with company estimates. Steelcase reported $719.4 million of revenue and earnings of $0.17 per share in the third quarter of the prior year, including restructuring costs of approximately $0.02 per share.

Organic revenue growth in the third quarter was 1 percent after adjusting for $8.2 million of unfavorable currency translation effects and a favorable impact of $6.0 million from recent dealer acquisitions. The Americas posted 3 percent organic growth over the prior year while EMEA experienced a 1 percent organic decline. Revenue continued to include a higher mix of project business from some of the company's largest corporate customers as compared to prior year.

"We were pleased that the Americas expanded their adjusted operating margin by 110 basis points in the third quarter compared to the prior year, despite modest revenue growth," said James P. Hackett, president and CEO. "While growth rates have moderated, we expect the fourth quarter will mark the twelfth consecutive quarter of organic revenue growth in the Americas."

Current quarter operating income of $38.4 million compares to $38.2 million in the prior year. Excluding restructuring costs, third quarter adjusted operating income of $44.4 million compares with $42.0 million in the prior year. Strength in the Americas was largely offset by lower profitability in EMEA and the Other category.

"While EMEA was profitable this quarter, we remain focused on improving our results in that segment, as demand patterns remain mixed and our results continue to reflect a higher mix of lower-margin project business," said David C. Sylvester, senior vice president and CFO. "In the Other category, we continue to invest in our Asia strategies, as we believe that the recent softening in demand is transient."

Cost of sales improved to 68.5 percent of revenue in the current quarter compared to 69.0 percent in the prior year. Year-over-year benefits from recent pricing adjustments (net of commodity cost changes) and restructuring actions (net of related disruption costs) were partially offset by the impact of a shift in business mix.

Operating expenses in the third quarter were $184.8 million compared with $181.1 million in the prior year. The increase was largely due to higher variable compensation expenses. The impact of recent acquisitions was largely offset by favorable currency translation effects.

Investment income of $1.1 million in the current quarter compared to an investment loss of $0.6 million in the prior year. The improvement was primarily due to higher gains in the cash surrender value of variable life company-owned life insurance (COLI).

Cash, short-term investments and the cash surrender value of variable life COLI totaled $329.5 million and total debt was $289.8 million at the end of the third quarter.

On December 7, 2012, the Board of Directors declared a cash dividend of $0.09 per share to be paid on or before December 28, 2012 to shareholders of record as of December 17, 2012.

Outlook

Third quarter order growth in the Americas approximated 7 percent compared to the prior year. EMEA orders in the third quarter declined by approximately 4 percent compared to the prior year but grew approximately 8 percent in constant currency. The company expects fourth quarter fiscal 2013 revenue to be in the range of $695 to $720 million. This estimate includes an assumption of approximately $2 million from unfavorable currency translation effects compared to the prior year and approximately $4 million from recent acquisitions. Adjusting for these impacts, the company projects fourth quarter organic revenue growth in the range of 0 to 4 percent over the prior year. The company reported revenue of $690.2 million in the fourth quarter of fiscal 2012.

Steelcase expects to report earnings between $0.14 to $0.18 per share for the fourth quarter of fiscal 2013, including restructuring costs of approximately $0.02 per share. Steelcase reported earnings of $0.11 per share in the fourth quarter of fiscal 2012, including restructuring costs of approximately $0.03 per share.

"We remain optimistic about the prospects for continued growth in the Americas business, as customer visits, which center around the need for companies to modernize their spaces, remained strong again in the third quarter," Mr. Hackett said. "We are continuing to outpace the industry growth in the U.S. and are investing in new ideas intended to sustain our momentum."

Business Segment Results
(in millions)

	(Unaudited)			(Unaudited)
	Three Months Ended			Nine Months Ended
	November 23, 2012	November 25, 2011	% Change	November 23, 2012	November 25, 2011	% Change

Revenue
Americas (1)	$ 503.2	$ 488.5	3.0%	$ 1,522.2	$ 1,399.9	8.7%
EMEA (2)	157.1	161.8	(2.9)%	426.3	453.2	(5.9)%
Other (3)	66.9	69.1	(3.2)%	198.8	206.2	(3.6)%
Consolidated revenue	$ 727.2	$ 719.4	1.1%	$ 2,147.3	$ 2,059.3	4.3%

Operating income (loss)
Americas	$ 42.1	$ 37.1		$ 134.0	$ 98.3
EMEA	0.8	4.0		(12.4)	(10.7)
Other	2.1	6.1		4.9	13.1
Corporate (4)	(6.6)	(9.0)		(22.0)	(22.1)
Consolidated operating income	$ 38.4	$ 38.2		$ 104.5	$ 78.6

Operating income percent	5.3%	5.3%		4.9%	3.8%

Revenue Mix
Americas (1)	69.2%	67.9%		70.9%	68.0%
EMEA (2)	21.6%	22.5%		19.9%	22.0%
Other (3)	9.2%	9.6%		9.3%	10.0%

Business Segment Footnotes

As of November 23, 2012, we realigned portions of our reportable segments for financial reporting purposes as a result of the integration of the PolyVision global technology business into the Steelcase Education Solutions group. Prior to this change, the PolyVision global technology business was combined with the PolyVision surfaces business and was reported collectively as PolyVision in the Other category along with Asia Pacific and Designtex. As a result of these changes, the results of the PolyVision technology business are now reported in the Americas and EMEA segments. The PolyVision surfaces business remains in the Other category. Certain amounts in the prior years' financial statements have been reclassified to conform to the new segment presentation.

  The Americas segment serves customers in the U.S., Canada and Latin America with a portfolio of integrated architecture, furniture and technology products marketed to corporate, government, healthcare, education and retail customers through the Steelcase, Coalesse, Turnstone, Details and Nurture by Steelcase brands.
  The EMEA segment serves customers in Europe, the Middle East and Africa primarily under the Steelcase brand, with an emphasis on freestanding furniture systems, storage and seating solutions.
  The Other category includes Asia Pacific, PolyVision and Designtex.
  Corporate expenses include unallocated portions of executive and shared services functions such as information technology, human resources, finance, legal, research and development and corporate facilities.

YEAR OVER YEAR ORGANIC REVENUE GROWTH BY SEGMENT
Q3 2013 vs. Q3 2012
	Steelcase Inc.	Americas	EMEA	Other category

Q3 2012 revenue	$ 719.4	$ 488.5	$ 161.8	$ 69.1
Currency translation effects*	(8.2)	0.7	(9.1)	0.2
Q3 2012 revenue, adjusted	711.2	489.2	152.7	69.3

Q3 2013 revenue	727.2	503.2	157.1	66.9
Dealer acquisitions	(6.0)	—	(6.0)	—
Q3 2013 revenue, adjusted	721.2	503.2	151.1	66.9
Organic growth (decline) $	$ 10.0	$ 14.0	$ (1.6)	$ (2.4)
Organic growth (decline) %	1%	3%	(1)%	(3)%

* Currency translation effects represent the estimated net effect of translating Q3 2012 foreign currency revenues using the average exchange rates during Q3 2013.

YEAR OVER YEAR ORGANIC REVENUE GROWTH
YTD Q3 2013 vs. YTD Q3 2012
	Steelcase Inc.	Americas	EMEA	Other category

Year-to-date 2012 revenue	$ 2,059.3	$ 1,399.9	$ 453.2	$ 206.2
Divestiture	(8.6)	—	—	(8.6)
Currency translation effects*	(35.8)	(1.1)	(35.1)	0.4
Year-to-date 2012 revenue, adjusted	2,014.9	1,398.8	418.1	198.0

Year-to-date 2013 revenue	2,147.3	1,522.2	426.3	198.8
Dealer acquisitions	(17.2)	(10.5)	(6.7)	—
Year-to-date 2013 revenue, adjusted	2,130.1	1,511.7	419.6	198.8
Organic growth $	$ 115.2	$ 112.9	$ 1.5	$ 0.8
Organic growth %	6%	8%	—	—

* Currency translation effects represent the estimated net effect of translating Q3 2012, Q2 2012 and Q1 2012 foreign currency revenues using the average exchange rates during Q3 2013, Q2 2013 and Q1 2013, respectively.

PROJECTED ORGANIC REVENUE GROWTH
Q4 2013 vs. Q4 2012
	Steelcase Inc.

Q4 2012 revenue	$ 690
Currency translation effects*	(2)
Q4 2012 revenue, adjusted	688

Q4 2013 revenue, projected	695 - 720
Dealer acquisitions	(4)
Q4 2013 projected revenue, adjusted	691 - 716
Organic growth $	$ 3 - 28
Organic growth %	0% - 4%

* Currency translation effects represent the estimated net effect of translating Q4 2012 foreign currency revenues using the exchange rate at the end of Q3 2013.

STEELCASE INC.
ADJUSTED EARNINGS PER SHARE
	Q3 2013
Earnings per share	$ 0.19
Restructuring costs per share, net of tax	0.03
Earnings per share, adjusted	$ 0.22

Steelcase Inc.
	(Unaudited)				(Unaudited)
	Three Months Ended				Nine Months Ended
	November 23, 2012		November 25, 2011		November 23, 2012		November 25, 2011

Revenue	$ 727.2	100.0%	$ 719.4	100.0%	$ 2,147.3	100.0%	$ 2,059.3	100.0%
Cost of sales	498.0	68.5	496.3	69.0	1,485.5	69.2	1,430.5	69.5
Restructuring costs	3.3	0.4	3.3	0.4	11.8	0.5	24.7	1.2
Gross profit	225.9	31.1	219.8	30.6	650.0	30.3	604.1	29.3
Operating expenses	184.8	25.4	181.1	25.2	542.5	25.3	524.2	25.4
Restructuring costs	2.7	0.4	0.5	0.1	3.0	0.1	1.3	0.1
Operating income	$ 38.4	5.3%	$ 38.2	5.3%	$ 104.5	4.9%	$ 78.6	3.8%
Interest expense, investment income (loss) and other income, net	(1.3)	(0.2)	(3.6)	(0.5)	(2.5)	(0.1)	(17.3)	(0.8)
Income before income tax expense	37.1	5.1	34.6	4.8	102.0	4.8	61.3	3.0
Income tax expense	13.5	1.9	12.2	1.7	35.7	1.7	19.5	1.0
Net income	$ 23.6	3.2%	$ 22.4	3.1%	$ 66.3	3.1%	$ 41.8	2.0%

Operating income	$ 38.4	5.3%	$ 38.2	5.3%	$ 104.5	4.9%	$ 78.6	3.8%
Add: restructuring costs	6.0	0.8	3.8	0.5	14.8	0.6	26.0	1.3
Adjusted operating income	$ 44.4	6.1%	$ 42.0	5.8%	$ 119.3	5.5%	$ 104.6	5.1%

Americas
	(Unaudited)				(Unaudited)
	Three Months Ended				Nine Months Ended
	November 23, 2012		November 25, 2011		November 23, 2012		November 25, 2011

Revenue	$ 503.2	100.0%	$ 488.5	100.0%	$ 1,522.2	100.0%	$ 1,399.9	100.0%
Cost of sales	342.8	68.1	340.5	69.7	1,045.7	68.7	975.8	69.7
Restructuring costs	3.2	0.7	2.9	0.6	11.4	0.7	15.4	1.1
Gross profit	157.2	31.2	145.1	29.7	465.1	30.6	408.7	29.2
Operating expenses	113.3	22.5	107.5	22.0	329.3	21.7	309.9	22.1
Restructuring costs	1.8	0.3	0.5	0.1	1.8	0.1	0.5	0.0
Operating income	$ 42.1	8.4%	$ 37.1	7.6%	$ 134.0	8.8%	$ 98.3	7.0%
Add: restructuring costs	5.0	1.0	3.4	0.7	13.2	0.8	15.9	1.1
Adjusted operating income	$ 47.1	9.4%	$ 40.5	8.3%	$ 147.2	9.6%	$ 114.2	8.2%

EMEA
	(Unaudited)				(Unaudited)
	Three Months Ended				Nine Months Ended
	November 23, 2012		November 25, 2011		November 23, 2012		November 25, 2011

Revenue	$ 157.1	100.0%	$ 161.8	100.0%	$ 426.3	100.0%	$ 453.2	100.0%
Cost of sales	111.6	71.0	111.6	69.0	310.2	72.8	320.1	70.6
Restructuring costs	0.1	0.1	0.4	0.2	0.4	0.1	8.2	1.8
Gross profit	45.4	28.9	49.8	30.8	115.7	27.1	124.9	27.6
Operating expenses	44.2	28.2	45.6	28.2	127.7	29.9	134.6	29.7
Restructuring costs	0.4	0.2	0.2	0.1	0.4	0.1	1.0	0.2
Operating income (loss)	$ 0.8	0.5%	$ 4.0	2.5%	$ (12.4)	(2.9)%	$ (10.7)	(2.3)%
Add: restructuring costs	0.5	0.3	0.6	0.3	0.8	0.2	9.2	2.0
Adjusted operating income (loss)	$ 1.3	0.8%	$ 4.6	2.8%	$ (11.6)	(2.7)%	$ (1.5)	(0.3)%

Other
	(Unaudited)				(Unaudited)
	Three Months Ended				Nine Months Ended
	November 23, 2012		November 25, 2011		November 23, 2012		November 25, 2011

Revenue	$ 66.9	100.0%	$ 69.1	100.0%	$ 198.8	100.0%	$ 206.2	100.0%
Cost of sales	43.6	65.2	44.2	64.0	129.6	65.2	134.6	65.3
Restructuring costs	—	—	—	—	—	—	1.1	0.5
Gross profit	23.3	34.8	24.9	36.0	69.2	34.8	70.5	34.2
Operating expenses	20.7	31.0	19.0	27.5	63.5	31.9	57.6	27.9
Restructuring costs	0.5	0.7	(0.2)	(0.3)	0.8	0.4	(0.2)	(0.1)
Operating income	$ 2.1	3.1%	$ 6.1	8.8%	$ 4.9	2.5%	$ 13.1	6.4%
Add: restructuring costs	0.5	0.7	(0.2)	(0.3)	0.8	0.4	0.9	0.4
Adjusted operating income	$ 2.6	3.8%	$ 5.9	8.5%	$ 5.7	2.9%	$ 14.0	6.8%

Corporate
	(Unaudited)				(Unaudited)
	Three Months Ended				Nine Months Ended
	November 23, 2012		November 25, 2011		November 23, 2012		November 25, 2011

Operating loss	$ (6.6)		$ (9.0)		$ (22.0)		$ (22.1)
Add: restructuring costs	—		—		—		—
Adjusted operating loss	$ (6.6)		$ (9.0)		$ (22.0)		$ (22.1)

Webcast

Steelcase will discuss third quarter results and business outlook on a conference call and webcast at 11:00 a.m. Eastern time tomorrow. Links to the webcast are available at ir.steelcase.com. Related presentation slides will be available on the company's website shortly after this press release is issued.

Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flow of the company. Pursuant to the requirements of Regulation G, the company has provided a reconciliation above of non-GAAP financial measures to the most directly comparable GAAP financial measure.

The non-GAAP financial measures used within the company's earnings release are: (1) organic revenue growth (decline), which represents the change in revenue excluding currency translation effects and the impacts of acquisitions and divestitures; (2) adjusted operating income (loss), which represents operating income (loss), excluding restructuring costs; and (3) adjusted earnings per share, which represents earnings per share, excluding restructuring costs, net of tax. These measures are presented because management uses this information to monitor and evaluate financial results and trends. Therefore, management believes this information is also useful for investors.

Forward-looking Statements

From time to time, in written and oral statements, the company discusses its expectations regarding future events and its plans and objectives for future operations. These forward-looking statements generally are accompanied by words such as "anticipate," "believe," "could," "estimate," "expect," "forecast," "intend," "may," "possible," "potential," "predict," "project," or other similar words, phrases or expressions. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to vary from the company's expectations because of factors such as, but not limited to, competitive and general economic conditions domestically and internationally; acts of terrorism, war, governmental action, natural disasters and other Force Majeure events; changes in the legal and regulatory environment; restructuring activities; changes in raw materials and commodity costs; currency fluctuations; changes in customer demands; and the other risks and contingencies detailed in the company's most recent Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. Steelcase undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

About Steelcase Inc.

For 100 years, Steelcase Inc. has helped create great experiences for the world's leading organizations - wherever work happens. Steelcase and our family of brands - including Steelcase®, Coalesse®, Designtex®, Details®, Nurture®, PolyVision®, and Turnstone® - offer a comprehensive portfolio of furnishings, products and services designed to unlock human promise and support social, economic, and environmental sustainability. We are globally accessible through a network of channels, including approximately 650 dealers. Steelcase is a global, industry-leading, and publicly traded company with fiscal 2012 revenue of $2.75 billion.

The Steelcase Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4484

STEELCASE INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(in millions, except per share data)

	Three Months Ended		Nine Months Ended
	November 23, 2012	November 25, 2011	November 23, 2012	November 25, 2011
Revenue	$ 727.2	$ 719.4	$ 2,147.3	$ 2,059.3
Cost of sales	498.0	496.3	1,485.5	1,430.5
Restructuring costs	3.3	3.3	11.8	24.7
Gross profit	225.9	219.8	650.0	604.1
Operating expenses	184.8	181.1	542.5	524.2
Restructuring costs	2.7	0.5	3.0	1.3
Operating income	38.4	38.2	104.5	78.6
Interest expense	(4.2)	(4.1)	(13.3)	(20.1)
Investment income (loss)	1.1	(0.6)	3.5	(0.3)
Other income, net	1.8	1.1	7.3	3.1
Income before income tax expense	37.1	34.6	102.0	61.3
Income tax expense	13.5	12.2	35.7	19.5
Net income	$ 23.6	$ 22.4	$ 66.3	$ 41.8

Earnings per share:
Basic	$ 0.19	$ 0.17	$ 0.52	$ 0.31
Diluted	$ 0.18	$ 0.17	$ 0.52	$ 0.31
Weighted average shares outstanding - basic	126.9	131.3	127.6	132.8
Weighted average shares outstanding - diluted	128.1	131.3	128.7	132.8
Dividends declared and paid per common share	$ 0.09	$ 0.06	$ 0.27	$ 0.18

STEELCASE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in millions)

	November 23, 2012	February 24, 2012
ASSETS
Current assets:
Cash and cash equivalents	$ 136.0	$ 112.1
Short-term investments	77.4	79.1
Accounts receivable, net	313.8	271.4
Inventories	155.9	139.5
Deferred income taxes	45.8	42.4
Other current assets	50.2	57.6
Total current assets	779.1	702.1

Property, plant and equipment, net	354.1	346.9
Company-owned life insurance	231.3	227.6
Deferred income taxes	100.9	120.0 *
Goodwill	180.1	176.6
Other intangible assets, net	19.8	18.8
Other assets	101.4	96.5
Total assets	$ 1,766.7	$ 1,688.5

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 222.9	$ 191.3
Short-term borrowings and current portion of long-term debt	2.6	2.6
Accrued expenses	296.9	268.0
Total current liabilities	522.4	461.9

Long-term liabilities:
Long-term debt less current maturities	287.2	288.9
Employee benefit plan obligations	161.8	161.1
Other long-term liabilities	86.4	80.5
Total long-term liabilities	535.4	530.5
Total liabilities	1,057.8	992.4

Shareholders' equity:
Common stock	—	1.1
Additional paid-in capital	22.3	32.6
Accumulated other comprehensive income (loss)	(6.9)	0.8
Retained earnings	693.5	661.6 *
Total shareholders' equity	708.9	696.1
Total liabilities and shareholders' equity	$ 1,766.7	$ 1,688.5

* In Q2 2013, the company identified errors in its accounting for deferred income taxes which relate to periods prior to fiscal year 2010. Management believes the errors are not material to any prior period financial statements. The correction of the errors had the effect of reducing long-term deferred income taxes and retained earnings by $12.5 million. The condensed consolidated balance sheet as of February 24, 2012 has been restated to reflect this correction. The errors and correction were also discussed in the company's Form 10-Q for the quarter ended August 24, 2012 filed with the Securities and Exchange Commission.

STEELCASE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (Unaudited)
(in millions)

	Nine Months Ended
	November 23, 2012	November 25, 2011
OPERATING ACTIVITIES
Net income	$ 66.3	$ 41.8
Depreciation and amortization	42.5	41.7
Changes in cash surrender value of company-owned life insurance	(3.7)	0.9
Changes in deferred income taxes	15.3	3.8
Restructuring charges	14.8	26.0
Non-cash stock compensation	7.8	10.1
Changes in operating assets and liabilities, net of acquisitions and divestiture:
Accounts receivable, inventories and accounts payable	(29.7)	(47.4)
Employee compensation liabilities	5.4	(24.2)
Other assets and liabilities	11.5	(7.1)
Other	(0.4)	2.3
Net cash provided by operating activities	129.8	47.9

INVESTING ACTIVITIES
Capital expenditures	(49.9)	(49.0)
Proceeds from disposal of fixed assets	14.1	8.1
Purchases of short-term investments	(45.3)	(161.8)
Liquidations of short-term investments	47.5	460.2
Acquisition, net of cash acquired	(6.1)	(20.5)
Other	(10.0)	9.8
Net cash provided by (used in) investing activities	(49.7)	246.8

FINANCING ACTIVITIES
Repayments of long-term debt	(2.0)	(255.5)
Dividends paid	(34.4)	(23.9)
Common stock repurchases	(19.9)	(41.0)
Other	0.7	0.3
Net cash used in financing activities	(55.6)	(320.1)

Effect of exchange rate changes on cash and cash equivalents	(0.6)	(1.9)

Net increase (decrease) in cash and cash equivalents	23.9	(27.3)
Cash and cash equivalents, beginning of period	112.1	142.2
Cash and cash equivalents, end of period	$ 136.0	$ 114.9
CONTACT: Investor Contact:
         Raj Mehan
         Investor Relations
         (616) 247-2200

         Media Contact:
         Lauren Begley
         Public Relations
         (212) 931-6143